UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  January 28, 2014

Anaren, Inc.
(Exact name of registrant as specified in its charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (315) 432-8909

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  ITEM 8.01 Other Events.

This Form 8−K is being filed in connection with a settlement agreement being entered into regarding the settlement of certain litigation described below relating to the Agreement and Plan of Merger, dated as of November 4, 2013 (as amended, the “Merger Agreement”), by and among Anaren, Inc. ("Anaren" or the "Company"), ANVC Holding Corp., a Delaware corporation, and ANVC Merger Corp., a New York corporation and wholly owned subsidiary of ANVC Holding Corp.  The Merger Agreement provides, subject to the terms and conditions thereof, for the merger of ANVC Merger Corp. with and into the Company, with the Company surviving the merger (the “Merger”).

As previously disclosed in the definitive proxy statement (the “Definitive Proxy Statement”), filed by Anaren on December 20, 2013, with respect to the special meeting of Anaren shareholders scheduled to be held on February 6, 2014 in connection with the Merger (the “Special Meeting”), two putative class action lawsuits were filed by purported shareholders of Anaren. Each lawsuit has been filed in New York State Supreme Court, Onondaga County. The first such suit was filed on November 20, 2013 under the caption Joan Litwin v. Anaren, Inc., et al., Index No. 2013 EF 341 (referred to as the “First Action”). The complaint in the First Action alleges, among other things, that the directors of the Company breached their fiduciary duties to the Company’s shareholders, purportedly by agreeing to allegedly inadequate merger consideration and to provisions in the Merger Agreement purportedly precluding competing offers to acquire the Company. The complaint seeks, among other things, an order of the court preliminarily enjoining consummation of the Merger Agreement.  The second such suit was filed on December 5, 2013 under the caption New World Investors v. Anaren, Inc., et al., Index No. 2013 EF 355 (referred to as the “Second Action”). The complaint in the Second Action alleges, among other things, that the preliminary proxy statement failed to disclose certain purportedly material information. It also asserts that the Company's directors breached their fiduciary duties to the Company’s shareholders by causing the Company to enter into the Merger Agreement following a purportedly unfair and inadequate process for purportedly inadequate merger consideration. The complaint seeks, among other things, an order of the court preliminarily enjoining consummation of the Merger Agreement.  The First Action and the Second Action (together the "Action") have been consolidated by stipulation of the parties.

On January 28, 2014, the Company and the other defendants in the Action entered into a Settlement Agreement with the plaintiffs (the "Settlement Agreement"). Pursuant to the terms of the Settlement Agreement, without agreeing or admitting that any of the claims in the Action have merit or that any supplemental disclosure is required under any applicable statute, rule, regulation or law, the Company agreed to make certain supplemental and amended disclosures to the Definitive Proxy Statement, which are set forth below (the "Supplemental Disclosures"). The Settlement Agreement further provides, among other things, that (a) the parties will submit the Settlement Agreement to the New York State Supreme Court in Onondaga County (the "Court") for review and approval; (b) the Action will be dismissed with prejudice; (c) plaintiffs and a settlement class of Anaren shareholders will release all claims that had been or could have been asserted against the defendants arising out of or relating to the Merger and Merger Agreement; and (d) the settlement is conditioned on the approval of the Court.

There can be no assurance that the Court will approve the Settlement Agreement.

The settlement will not affect the consideration to be received by the Company's shareholders in the Merger or the timing of the Special Meeting.

The Company and the other defendants are entering into the contemplated Settlement Agreement, without admitting any liability or wrongdoing, solely to avoid the costs, risks and uncertainties inherent in litigation and to put the claims that were or could have been asserted to rest. Subject to Court approval of the settlement, the Company will cause to be paid to the plaintiffs' counsel any attorneys' fees and expenses  awarded by the Court in an amount not to exceed $850,000 in the aggregate. The Company will bear the entirety of this payment. Nothing in this Current Report on Form 8−K, the Settlement Agreement or any stipulation of settlement shall be deemed an admission to any allegations in the Action, or of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures.

Pursuant to the Settlement Agreement, the Company agreed to make the below Supplemental Disclosures. Important information concerning the proposed Merger is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8−K. To the extent this information differs from or updates information contained in the Definitive Proxy Statement, this information is more current.  Capitalized terms used in this Current Report on Form 8−K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

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Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following Supplemental Disclosures to the Definitive Proxy Statement:

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by revising the second paragraph on page 38 as follows (revisions in italics):

Pursuant to a letter agreement dated June 21, 2011, Anaren engaged Moelis as a financial advisor to assist the Anaren Board in connection with its ongoing review of strategic alternatives.  Pursuant to a letter agreement dated March 29, 2013, Anaren engaged Houlihan Lokey as a financial advisor in connection with a potential transaction, ultimately not pursued by the Company, involving the acquisition of a company, Party D, that was advised by Moelis in the transaction.  Pursuant to the same letter agreement, Anaren also retained Houlihan Lokey to assist the Anaren Board with a potential sales transaction (in the event the Company determined to pursue one).

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by revising the second paragraph on page 42 as follows (revisions in italics):

On July 26, 2013, the Independent Committee met with its legal advisors, Moelis, Houlihan Lokey, as well as certain senior executives of the Company, including Mr. Sala, to discuss the indications of interest for the acquisition of all of the outstanding shares of the Company submitted by Veritas and Party A, in the amounts of $25.00 and $24.00 per share, respectively, as well as the status of the mergers and acquisitions market for companies such as Anaren at the present time.  A representative of Houlihan Lokey informed the Independent Committee that various industry participants had expressed their view that defense companies would be reluctant to increase their exposure to the defense market at that time because of perceived uncertainty attendant to the federal sequestration process. However, it was noted at the meeting that, given the type of Space and Defense products offered by Anaren, those programs likely would not be adversely affected by sequestration.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by adding the following paragraph after the fifth paragraph on page 42:

 The Independent Committee discussed the implications of a potential opposing slate of directors that one of the Company's activist shareholders had threatened to nominate for election to the Company's Board.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by revising the last paragraph on page 45 as follows (revisions in italics):

On October 9, 2013, Veritas submitted a definitive, non-binding proposal for the purchase of all of the Company's outstanding shares . . . . The proposal also stated that certain members of Anaren's senior management team would be able to make an equity contribution to the new entity that will own the Company following consummation of the merger on the same terms as Veritas.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by adding the following text at the end of the first paragraph on page 46 (revisions in italics):

Mr. Sala reported that representatives of Veritas told him that, in the event Veritas were the successful bidder, they anticipated discussing with members of the Company's senior management the opportunity to roll over a portion of their equity interests in the Company in an amount to be determined in the new entity to be created by Veritas.  The Veritas representatives also generally discussed how Veritas typically thinks about equity-based based arrangements designed to incentivize management team performance at its portfolio companies and provided  examples of such arrangements solely for purposes of illustration.  They also noted that, if Veritas proceeded with the acquisition, it would expect similar opportunities to be made available to the management team.  The representatives from Veritas informed Mr. Sala that the terms of any such arrangements would be further discussed with senior management after signing of a definitive merger agreement should the transaction proceed.   As of the date hereof, Veritas has not reached agreement with any member of Anaren management concerning equity participation in, or employment terms with, the new entity.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by revising the second paragraph on page 47 as follows (revisions in italics):

On October 12, 2013, the Independent Committee met telephonically with its legal advisors, Moelis, Houlihan Lokey and Mr. Sala to review the reasonable anticipated impact of the AMDR Raytheon contract award on the Company, as reflected in an extended sales and profitability forecast of the AMDR contract prepared by management and for the years covered thereby.  The extended forecast is set forth in the following table.

 Mr. Sala informed the Independent Committee that a subcontract from Raytheon (which had not yet been awarded to the Company) would, if awarded, represent the largest program in the history of the Company, continuing over approximately 20 years and generating estimated annual revenue ranging from $1.5 million, initially, up to potentially in excess of $20 million in the outer years.  Mr. Sala explained that, because the earlier years of any subcontract would involve development work, the Company's profits on the project, if any, in those years would be marginal at best, although the production phase in later years would be expected to generate operating profit of ten to twelve percent of revenue, consistent with government profit guidelines and the typical profit margins historically achieved by Anaren's Space and Defense Business.  The Independent Committee concluded that, based upon the forecast and its discussion with Mr. Sala, even if there were some delay resulting from a contract protest, once a subcontract was awarded to Anaren it could impact annual revenue in a material manner.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Background of the Merger” by revising the second paragraph on page 48 as follows (revisions in italics):

On October 17, 2013 representatives of Party B (the equity financing funding source for Party A's bid) . . . submitted a revised bid, but not a revised Merger Agreement.  In its bid letter Party B increased its purchase price from $27.00 per share to $27.25 per share, but stated that it had not completed its due diligence.  The letter also generally described the structure for consummating the merger and the contemplated financing for and the timing of the transaction, and noted Party B's intention of offering the Company's senior management and other key employees an opportunity to participate in an equity incentive plan to be established following consummation of the merger in order to align senior management with Party B's investment objectives. It also proposed to structure the merger to enable management to exchange their Anaren shares for shares of the new entity on a tax-deferred basis.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “—Reasons for the Merger” by revising the second paragraph on page 53 as follows (revisions in italics):

Opinions of the Financial Advisors to the Independent Committee. The financial analysis reviewed by Moelis with the Independent Committee as well as the oral opinion of Moelis rendered to the Independent Committee on November 1, 2013 (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Independent Committee dated November 1, 2013), as to the fairness, from a financial point of view and as of the date of such opinion, of the $28.00 per share consideration to be received in the merger by holders of Anaren common stock, as more fully described below under the caption “The Merger – Opinions of Moelis & Company, LLC and Houlihan Lokey Capital, Inc. to the Independent Committee – Moelis & Company LLC.” and the financial analysis reviewed by Houlihan Lokey with the Independent Committee as well as the oral opinion of Houlihan Lokey rendered to the Independent Committee on November 1, 2013 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Independent Committee dated November 1, 2013) as to, as of November 1, 2013, the fairness, from a financial point of view, of the $28.00 per share consideration to be received by the holders of Anaren common stock in the merger pursuant to the merger agreement. See “The Merger – Opinions of Moelis & Company, LLC and Houlihan Lokey Capital, Inc. to the Independent Committee - Houlihan Lokey Capital, Inc.” on page 63. The members of Anaren's Board told Mr. Smucker that they did not believe the contingent nature of the advisory fees to be paid to Moelis and Houlihan Lokey raised any concern regarding the ability of either firm to render an independent opinion.

The following disclosure supplements the information in the section of the Definitive Proxy Statement captioned “WHERE YOU CAN FIND MORE INFORMATION” by revising the last bullet in the penultimate paragraph as follows (revisions in italics):

•	our Current Reports on Form 8-K filed with the SEC on November 4, 2013, November 27, 2013, and January 29, 2014.

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Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the acquisition may not be consummated in a timely manner, if at all; (2) the definitive acquisition agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management’s attention from the Company’s ongoing business operations; (4) the failure of the acquiror to obtain the necessary financing to complete the acquisition; (5) the effect of the announcement of the acquisition on the Company’s business relationships, operating results and business generally; and (6) the failure to obtain the requisite approvals to the acquisition, such as shareholder approval. Additional factors are set forth in Anaren’s filings with the SEC, including its Annual Report on Form 10-K for the year ended June 30, 2013, filed with the SEC on August 12, 2013 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8−K, which factors are incorporated herein by reference. Forward-looking statements speak only as of the date on which they are made. Anaren expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

 In connection with the Merger, on December 20, 2013, Anaren filed the Definitive Proxy Statement and relevant documents. INVESTORS AND SHAREHOLDERS OF ANAREN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (AS MAY BE SUPPLEMENTED FROM TIME TO TIME) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The Definitive Proxy Statement and any other relevant materials (when they become available), and any other documents filed by Anaren with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by directing a written request to: Anaren, Inc., 6635 Kirkville Rd, Syracuse, New York 13057, Attention: Investor Relations. Investors and shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

 Certain Information Regarding Participants

Anaren and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Anaren in connection with the Merger. Information regarding Anaren's directors and executive officers and their ownership of Company common stock is set forth in the proxy statements and Annual Reports on Form 10−K, previously filed with the SEC, and information concerning all of the participants in the solicitation was included in the Definitive Proxy Statement filed on Schedule 14A (as may be supplemented from time to time), which was filed with the SEC on December 20, 2013 relating to the proposed transaction. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the Definitive Proxy Statement and the other relevant documents filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:	January 29, 2014
ANAREN, INC.

		By:	/s/ Lawrence A. Sala
		Name:	Lawrence A. Sala
		Title:	President and Chief Executive Office